CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Oppenheimer Global Opportunities Fund:

We consent to the use of our report dated November 18, 2011, with respect to the financial statements and financial highlights of Oppenheimer Global Opportunities Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                                                          /s/   KPMG LLP
                                                                 KPMG LLP

Denver, Colorado

January 24, 2012